UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014 (May 30, 2014)

TYCO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0390500
(Jurisdiction of incorporation)	(IRS Employer Identification No.)

001-13836
(Commission File Number)

Melbourn Road
Bishopstown
County Cork
(Address of Principal Executive Offices, including Zip Code)

(609) 720-4000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 30, 2014, Tyco International Ltd. (“Tyco”) entered into a Merger Agreement (the “Merger Agreement”) with Tyco International plc, a newly-formed Irish public limited company and subsidiary of Tyco (“Tyco Ireland”). Under the Merger Agreement, and subject to the conditions set forth in the Merger Agreement, Tyco will merge with and into Tyco Ireland, with Tyco Ireland being the surviving company (the “Merger”). The Merger will result in Tyco Ireland becoming Tyco’s publicly-traded parent company and change the jurisdiction of organization of Tyco from Switzerland to Ireland. Tyco shareholders are expected to receive one ordinary share of Tyco Ireland for each common share of Tyco held immediately prior to the effectiveness of the Merger.
Upon completion of the Merger, Tyco Ireland is expected to conduct, through its subsidiaries, the same businesses as conducted by Tyco before the Merger and remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable corporate governance rules of the New York Stock Exchange.
The Merger is subject to Tyco shareholder approval of the Merger Agreement and certain other conditions. Tyco plans to ask its shareholders to vote to approve the Merger Agreement at a special general meeting of shareholders.
The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 and incorporated herein by reference.
Caution Concerning Forward-Looking Statements
Certain statements in this press release are forward-looking statements and involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “project” and similar expressions are generally intended to identify forward-looking statements. Many of these risks and uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this proxy statement/prospectus or incorporated by reference: an inability to complete the Merger on a timely basis or at all; an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger; costs related to the Merger, which could be greater than expected; overall economic and business conditions, and overall demand for Tyco’s goods and services; economic and competitive conditions in the industries, end markets and regions served by our businesses; changes in legal and tax requirements (including tax rate changes, new tax laws or treaties and revised tax law interpretations); results and consequences of Tyco’s internal investigations and governmental investigations concerning the Company’s governance, management, internal controls and operations including its business operations outside the United States; the outcome of litigation, arbitrations and governmental proceedings; effect of income tax audits, litigation, settlements, and appeals; our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations imposed by financing arrangements and to maintain our credit ratings; interest rate fluctuations and other changes in borrowing costs, or other consequences of volatility in the capital or credit markets; other capital market conditions, including availability of funding sources and currency exchange rate fluctuations; availability of and fluctuations in the prices of key raw materials; changes affecting customers or suppliers; natural events such as severe weather, fires, floods and earthquakes, or acts of terrorism or cyber-attacks; economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders; the ability of Tyco to achieve anticipated cost savings; the ability of Tyco to execute its portfolio refinement and acquisition strategies, including successfully integrating acquired operations; potential impairment of our goodwill, intangibles and/or our long-lived assets; and the ability of Tyco to realize the intended benefits of Tyco’s 2012 spin-off of its ADT and Tyco Flow Control businesses, including the integration of its commercial security and fire protection businesses.
Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. In connection with the proposed change in place of incorporation, Tyco Ireland has filed a registration statement on Form S-4 (File No. 333-196049) with the SEC. Such registration statement, when declared effective, will include a proxy statement of Tyco that also constitutes a prospectus of Tyco Ireland, and the proxy statement/prospectus will be sent to Tyco shareholders. In addition, each of Tyco and Tyco Ireland will be filing documents with the SEC, which contain other relevant materials in connection with the proposed change in place of incorporation. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION, TYCO AND TYCO IRELAND. Shareholders may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov or at Tyco’s website at www.tyco.com. These documents (when available) can also be obtained free of charge from Tyco upon written request to Tyco Shareholder Services, Tyco International Ltd., Victor von Bruns-Strasse 21, CH-8212, Neuhausen am Rheinfall, Switzerland, Attention: Corporate Secretary, Telephone: +41 52 633 02 44.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Merger Agreement, dated May 30, 2014, between Tyco International Ltd. and Tyco International plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

	By:	/s/ ANDREA GOODRICH
Andrea Goodrich
Vice-President and Corporate Secretary
Date: June 4, 2014